Exhibit 3.4
TRANSLATION DOCUMENT

                           PEOPLE'S REPUBLIC OF CHINA
                                  LEGAL ENTITY

                                BUSINESS LICENSE

(Left Side)

Registration No:              Shandong Weihai Joint Venture
                              No.002021

This enterprise has registered to be a business legal entity and is approved to do business.

                    Annual Validation Check by every March 1

(Right Side)

Name of the enterprise:

   In Chinese:

   In English:                WEIHAI GAOXIN DAEWOO ELECTRONIC
                              COMPONENTS CO., LTD.

Address:                      219 Huoju Road, Hi-Tech developing area, Weihai,
                              Shandong

Type of the enterprise:       Joint Venture

Field of operation:           Developing, manufacturing and sales of
                              deflection yokes for CDT and CPT.

Registration Capital:         USD3,500,000

Chairman of Board:            Du, Qing Song

Vice Chairman of Board:

General Manager:              Du, Qing Song

Deputy General Manager:

Branch of Organization:

Term of operation:            From September 26, 1997 to September 25, 2017

The license valid date:       From January 8, 1998 to July 27, 1999


The Commerce Administration Bureau of PRC Director    (Signature)

                                             Seal Date: January 8, 1998